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                                                                    EXHIBIT 10.1

                            [TECUMSEH HOLDINGS LOGO]

                                   CORPORATION

        New York Metro Area                  Los Angeles Metro Area
115 River Rd., Bldg. 12, Ste. 1205        14930 Ventura Blvd., Ste. 210
    Edgewater, New Jersey 07020          Sherman Oaks, California 91403
      Telephone 201.313.1600                 Telephone 800.356.4411
          Fax 201.313.7249                      Fax 818.528.3525




                                                      January 7, 2002
Hollow Egg One Inc.
c/o Milling Law Offices
115 River Road, Bldg. 12
Edgewater, NJ 07020

Dear Sirs:

         You (Hollow Egg) and we (Tecumseh) understand that you, as a "blank check" company, intend to make a public offering of shares of your stock under Rule 419 of the General Rules and Regulations of the Securities and Exchange Commission (Rule 419) in a so- called self-underwriting. Rule 419 provides, in Rule 419(b)(2)(vi), that you will receive, upon the successful completion of your public offering, an amount equal to 10% of the proceeds of your offering (the 10% payment).. Hollow Egg and Tecumseh agree that the amount all expenses heretofore incurred and hereafter to be incurred in connection with your public offering and your attempt to enter into a reverse acquisition with an operating business entity (the Hollow Egg activities) will materially exceed the 10% payment. This letter will serve to confirm our agreement concerning your expenses in this offering.

         Tecumseh has agreed that the amount all expenses heretofore and hereafter incurred by you in connection with the Hollow Egg activity shall not exceed the amount of the 10% payment. All such expenses in an amount in excess of the 10% payment shall be paid by Tecumseh without claim, recourse or chose in action of any kind against Hollow Egg by Tecumseh or any other person or persons. The 10% payment shall be paid by Hollow Egg to Tecumseh to reimburse Tecumseh for its past expenses and any future expenses paid by it on account of the Hollow Egg activities.

         If this letter correctly reflects our agreement, kindly indicate your assent below.

                                                Your very truly,
APPROVED AND AGREED:
HOLLOW EGG ONE INC.                             JOHN L. MILLING
                                                --------------------------------
                                                John L. Milling, President
                                                   Tecumseh Holdings Corporation
By THOMAS C. SOURAN
   -------------------------------------
 Thomas C. Souran, Chairman of the Board
      of Directors of Hollow Egg One Inc.



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